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                                                                    EXHIBIT 3.60

                                     BYLAWS

                                       OF

                    PSYCHIATRIC SOLUTIONS OF TENNESSEE, INC.

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         1.1 Annual Meeting. The annual meeting of the shareholders shall be held, at such place within or without the state of incorporation as may be designated by the Board of Directors, on such date and at such time as shall be designated each year by the Board of Directors and stated in the notice of the meeting. At the annual meeting the shareholders shall elect a Board of Directors by a plurality vote and transact such other business as may properly be brought before the meeting.

         1.2 Special Meetings. Special meetings of the shareholders may be called by the president, a majority of the Board of Directors, or by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. The place of said meetings shall be designated by the directors. The business transacted at special meetings of the shareholders shall be confined to the business stated in the notice given to the shareholders.

         1.3 Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting may be delivered in person, by telegraph, teletype or other form of wire or wireless communication, or by mail or private carrier by or at the direction of the president, secretary, officer, or person calling the meeting to each shareholder entitled to vote at the meeting. Such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his last known address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, or by confirmed telex; provided, however, that any such notice may be waived in writing, either prior to or subsequent to such meeting.

         1.4 Quorum Requirements. A majority of the shares entitled to vote present, in person or represented by proxy, shall constitute a quorum for the transaction of

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business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of this corporation's charter or Bylaws, or by the laws of Tennessee, a larger or different vote is required, in which case such express provision shall govern the decision of such question.

         1.5 Voting and Proxies. Every shareholder entitled to vote at a meeting may do so either in person or by proxy appointment made by an instrument in writing subscribed by such shareholder, which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the said instrument expressly provides for a longer period.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         2.1 Qualification and Election. Directors need not be shareholders or residents of this State, but must be of legal age. They shall be elected by a plurality of the votes cast at the annual meetings of the shareholders or at a special meeting of the shareholders called for that purpose. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

         2.2 Number. The number of directors that shall constitute the entire Board of Directors shall be not less than one (1) nor more than fifteen
(15), the exact number of directors to be determined by resolution of the Board of Directors from time to time.

         2.3 Meetings. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the corporation shall be elected. The Board of Directors may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the chairman of the board, president, or any two directors.

         2.4 Notice of Directors' Meetings. The annual and all regular board meetings may be held without notice of the date, time, place or purpose of the meeting. Special meetings shall be held upon notice sent by any usual means of communication, not less than two (2) days before the meeting, noting the date, time and place of the meeting. The notice need not describe the purposes of the special meeting. Attendance by a director at a meeting or subsequent execution or approval by a director

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of the minutes of a meeting or a consent action shall constitute a waiver of any defects in notice of such meeting and/or consent action.

         2.5 Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed thirty (30) days in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the vote of a greater number is required by the charter, these bylaws, or by the laws of the state of incorporation.

         2.6 Executive and Other Committees. The Board of Directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of two or more directors, and other committees, consisting of two (2) or more persons, who may or may not be directors, and may delegate to such committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the corporation.

                                   ARTICLE III

                                    OFFICERS

         3.1 Number. The corporation shall have a President, a Secretary, and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         3.2 Election and Term. The officers shall be elected by the Board of Directors.

         3.3 Duties. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS AND VACANCIES

         4.1 Resignations. Any officer or director may resign at any time by giving written notice to the chairman of the board, the president, or the secretary. Any such

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resignation shall take effect at the time specified therein, or, if no time is specified, upon its acceptance by the Board of Directors.

         4.2 Removal of Officers. Any officer or agent may be removed at any time with or without cause by the board whenever in its judgment the best interests of the corporation will be served thereby.

         4.3 Removal of Directors. Any or all of the directors may be removed either with or without cause by a proper vote of the shareholders; and may be removed with cause by a majority vote of the entire board.

         4.4 Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors remaining in office, even if less than a quorum exists.

                                    ARTICLE V

                                  CAPITAL STOCK

         5.1 Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the board, such certificates shall be signed by the president and the secretary of the corporation.

         5.2 Transfer of Shares. Shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by applicable federal and state securities laws and any shareholder agreement.

         5.3 Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   ARTICLE VI

                                ACTION BY CONSENT

         Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon, and such action shall be as valid and effective as any action taken at a regular or special meeting of the directors or shareholders.

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                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

         These bylaws may be amended, added to, or repealed either by: (1) a majority vote of the shares represented at any duly constituted shareholders' meeting; or (2) by a majority vote of the Board of Directors pursuant to T.C.A.
Section 48-20-201.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The first fiscal year for the corporation shall be the calendar year.

                                  CERTIFICATION

         These Bylaws were adopted by written consent of the Board of Directors of the Corporation and became effective on September 4, 1997.

                                 /s/ Joey A. Jacobs
                                 --------------------

                                 /s/ Douglas B. Lewis
                                 --------------------


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